Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
i.Registration Statement (Form S-8 No. 333- 260329) pertaining to Bird Global, Inc. 2021 Incentive Awards Plan and Bird Global, Inc. Amended and Restated 2017 Stock Plan,
of our report dated March 15, 2022 with respect to the consolidated financial statements of Bird Global, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Los Angeles, CA

March 15, 2022